UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2008
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13175 (Commission File Number)	74-1828067 (IRS Employer Identification No.)

One Valero Way
San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.
     On March 24, 2008, Valero Energy Corporation (the “Company”) issued a press release announcing first quarter 2008 earnings guidance, and the participation of senior management of the Company at the Citi Refining Conference on March 26, 2008. A copy of the press release is furnished with this report as Exhibit 99.01, and is incorporated herein by reference.
     On March 24 through March 27, 2008, senior management of the Company will participate in investor conferences, including the Citi Refining Conference (collectively, the “Conferences”). The slides attached to this report were prepared in connection with management’s participation at the Conferences. The slides are included in Exhibit 99.02 to this report and are incorporated herein by reference. The slides will be available on the Company’s website at www.valero.com.
     The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
     Safe Harbor Statement
     Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.
Item 9.01		Financial Statements and Exhibits.

(d)		Exhibits.

99.	01	Press release dated March 24, 2008.

99.	02	Slides from presentations to be used on March 24-27, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: March 24, 2008	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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